EXHIBIT I
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13G need by filed by each of the undersigned with respect to the ownership by each of the undersigned of shares of stock of AtriCure, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Date: February 13, 2006

Charter Advisors Fund IV, L.P.

By:	Charter Ventures IV Partners, LLC, its General Partner

By:	/s/ A. Barr Dolan

Name: A. Barr Dolan
Title: Managing Member

Charter Entrepreneurs Fund IV, L.P.

By:	Charter Ventures IV Partners, LLC, its General Partner

By:	/s/ A. Barr Dolan

Name: A. Barr Dolan
Title: Managing Member

CLS I-IV, LLC

By:	/s/ Fred M. Schwarzer

Name: Fred M. Schwarzer
Title: Managing Member

Charter Ventures IV Partners, LLC

By:	/s/ A. Barr Dolan

Name: A. Barr Dolan
Title: Managing Member

/s/ A. Barr Dolan
A. Barr Dolan, an individual
/s/ Dr. Donald C. Harrison
Dr. Donald C. Harrison, an individual
/s/ Fred M. Schwarzer
Fred M. Schwarzer, an individual
/s/ Dr. Nelson Teng
Dr. Nelson Teng, an individual

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